State of Delaware
Secretary of State
Division of Corporations
Delivered 10:40 AM 05/19/2020
FILED 10:40 AM 05/19/2020
SR 20204136570 - File Number 79

STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Landa App LLC.

2. The name of the registered series is Landa App LLC - 9439 Lakeview Road Union City GA LLC.

By: Yishai Cohen
Authorized Person

Name: Yishai Cohen
Print or Type